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                                                                       EXHIBIT E


                         CENTERPOINT ENERGY - MONEY POOL
                                 March 31, 2003



Investing/Borrowing Rate     6.2528%

                                                         PRIOR DAY                                                      TODAY'S
COMPANY NAME                      CO. CODE               POSITION            (TO CNP)             (FROM CNP)           POSITION
------------                      --------               --------            --------             ----------           --------
CNP                                 0002               389,887,423          1,172,000                                391,059,423
CE FundingCo                        0051                 4,268,000                                                     4,268,000
CE Houston Electric LLC             0003              (159,182,868)         3,877,000                               (155,305,868)
CE International, Inc.              9021                 1,450,000                                                     1,450,000
CE Management Services              0093               (64,987,159)                                  11,000          (64,998,159)
CE Products                         0057                   243,956                                                       243,956
CE Properties                       0056                11,563,663              3,000                                 11,566,663
CE Resources Corp.                  0016                         -                                                             -
Texas Genco GP LLC                  0356                     1,000                                                         1,000
Texas Genco LP                      0004              (163,478,015)                               5,012,000         (168,490,015)
Texas Genco Holdings                0310               (19,766,000)                                  29,000          (19,795,000)
HI FinCo GP LLC                     0049                         -                                                             -
HI FinCo LP                         0050                         -                                                             -
RE FinCo II GP, LLC                 0163                         -                                                             -
RE FinCo II LP                      0162                         -                                                             -
TOTAL POOL ACTIVITY                                              -          5,052,000             5,052,000                    -
TOTAL SOURCES                                          407,414,042                                                     408,589,042
TOTAL USES                                            (407,414,042)                                                   (408,589,042)
NET                                                              -                                                               -



                                                        PRIOR DAY                                                      OUTSTANDING
EXTERNAL INVESTMENTS                                    INVESTMENT           INVEST               (REDEEM)             INVESTMENT
--------------------                                    ----------           ------               --------             ----------
CNP                                                    284,825,000                  -           (53,270,000)           231,555,000
CE Resources Corp.                                      36,227,000         11,425,000                     -             47,652,000
CE Houston Electric                                              -                  -                     -                      -
Texas Genco, LP                                                  -                  -                     -                      -
TOTAL INVESTMENTS                                      321,052,000         11,425,000           (53,270,000)           279,207,000


                                                        PRIOR DAY          INCREASE             TODAY'S
BANK LOANS                                             OUTSTANDING          (REPAY)            OUTSTANDING               WTD RATE
----------                                             -----------          -------            -----------               --------
CNP
Term                        Mat 04/22/03             2,300,000,000                 -          2,300,000,000                5.79688%
Revolver                    Mat 04/03/03               300,000,000                 -            300,000,000                5.32813%
Revolver                    Mat 04/22/03               947,000,000                 -            947,000,000                5.29688%
Revolver                            ABR                250,000,000                 -            250,000,000                7.25000%
CNP TOTAL                                            3,797,000,000                 -          3,797,000,000                5.73081%




                                                      FACILITY             LOANS
REMAINING CAPACITY UNDER CNP                            SIZE             OUTSTANDING               LOCS                  REMAINING
----------------------------                            ----             -----------               ----                  ---------
Term Loan                                            2,300,000,000      2,300,000,000                      -                     0
Revolver                                             1,500,000,000      1,497,000,000              2,546,650               453,350
CNP TOTAL                                            3,800,000,000      3,797,000,000              2,546,650               453,350


                                                      FACILITY             LOANS
REMAINING CAPACITY UNDER CERC                           SIZE             OUTSTANDING                 LOCS                REMAINING
-----------------------------                           ----             -----------                 ----                ---------
Revolver                                               200,000,000                  -                      -           200,000,000
CNP TOTAL                                              200,000,000                  -                      -           200,000,000